Exhibit 99.1

Cartesian Expands Global Capabilities with Acquisition of Farncombe

Accretive Acquisition Expands Cartesian’s Services in Digital TV and Quad-play Offerings

Overland Park, KS – July 23, 2015 – Cartesian™ (NASDAQ: CRTN), a leading provider of consulting services and managed solutions to the global communications, technology and digital media industries, has acquired Farncombe Technology Limited, a consulting and advisory services provider to the digital TV sector.

Farncombe specializes in digital TV services and offers high-caliber technical and strategy consulting, implementation services, content security, and testing. Founded in the early 1990s, the company has a global 100-plus client roster, which includes leading service providers, broadcasters, platform operators, and technology firms. Farncombe’s team of multilingual industry experts and associates are based in the UK and France.

“Farncombe is highly respected within the digital TV sector,” said Peter Woodward, Cartesian CEO. “Farncombe leaders and consultants are known experts in video, digital rights, content and security across multiple platforms, including broadcast, mobile and broadband networks. In addition to serving a complementary client base, Farncombe better positions Cartesian to support the growing digital TV needs of communications service providers in North America and EMEA. We expect the acquisition to be accretive, and provide tremendous cross-selling and upselling opportunities across our combined customer base, particularly in strategy and analytics.”

The global payTV market exceeds more than $250 billion annually and continues to grow steadily. Convergence of content across digital media platforms is increasingly important in markets across the globe. Ensuring a high quality, seamless viewing experience along with the security of content is a requirement to compete effectively. Farncombe’s experience in these areas along with Cartesian’s strategic, operational and technical capabilities in serving global service providers strengthens the company’s ability to support convergence and quad play offerings in this growing market.

Steve Upton, Managing Partner of Farncombe, commented: “We are pleased to be joining Cartesian, a firm that also values excellence in delivery, analytics, and technology advancement, along with a strong ambition for growth. We look forward to bringing our services to Cartesian clients and delivering an expanded offering to our existing client base.”

About Cartesian, Inc.

Cartesian, Inc. (NASDAQ: CRTN) is a specialist provider of consulting services and managed solutions to leaders in the global communications, technology and digital media industries. Cartesian provides strategic advice, management consulting, and managed solutions to clients worldwide. The company has offices in Boston, Kansas City, London, New York, Philadelphia and Washington. For more information, visit www.cartesian.com.

About Farncombe

Farncombe is the leading specialist digital television consultancy, providing world-class advisory, implementation, content security and testing services to clients across the DTV and entertainment value chain. Farncombe’s experience in DTV is unrivalled, and is currently focused on the commercial opportunities in multi-platform, multi-screen and OTT video delivery, where it offers both technical and product strategy support. For more information, visit www.farncombe.com.

Cautionary Statement Regarding Forward-Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 3, 2015 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. Cartesian does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

CONTACT:

Matt Glover

Liolios Group, Inc.

949-574-3860

CRTN@liolios.com